Exhibit 4.24

Power of Attorney

(English Translation)

Wen Wei, a Chinese citizen, ID card number:                      (the “Signatory”), holds 77.59% of the equity interests (the “Equity”) in Tansuo Jixian Technology (Beijing) Co., Ltd. (the “Company”).

The Signatory hereby, with respect to the Equity, irrevocably authorizes Chema Technology (Beijing) Co., Ltd. (“Chema Technology”), a limited liability company incorporated and existing in accordance with Chinese laws, add.: 931, 9F, 21 Yangfangdian Road, Haidian District, Beijing, to exercise the following rights:

Chema Technology is hereby authorized as the sole agent and authorized person of the Signatory to act on behalf of the Signatory in respect of all matters concerning the Signatory’s Equity, including but not limited to: 1) participating in the Company’s shareholders’ meetings; 2) exercising all shareholders’ rights and voting rights enjoyed by the Signatory in accordance with Chinese laws and the Company’s articles of association, including but not limited to the sale, transfer, pledge or disposition of all of part of the Signatory’s Equity; and 3) designating and appointing on behalf of the Signatory the Company’s legal representative (chairman of the board of directors), directors, supervisors, chief executive officer and other senior executives.

Without limiting the generality of the authority granted hereunder, Chema Technology shall have the power and is authorized in accordance with this Agreement to execute on behalf of the Signatory the transfer contract specified in the Exclusive Call Option Agreement (the Signatory is required to be a party thereto) and perform the terms of the Equity Pledge Agreement and the Exclusive Call Option Agreement to which the Signatory is a party and which are executed on the date of execution hereof.

All acts of Chema Technology in relation to the Signatory’s Equity shall be deemed as the Signatory’s own acts, and all documents executed by Chema Technology in relation to the Signatory’s Equity shall be deemed as executed by the Signatory. The Signatory hereby acknowledges and approves such acts and/or documents of Chema Technology.

Chema Technology may decide at its own discretion to grant authority or transfer its rights in relation to the aforesaid matters to any other personnel or entity without notifying or obtaining the consent of the Signatory in advance.

During the period when the Signatory is a shareholder of the Company, this Agreement and the authorization hereunder shall be irrevocable and remain in force as of the date of execution hereof.

During the term of validity of this authorization letter, the Signatory hereby waives and may not exercise by itself all rights in relation to the Signatory’s Equity which have been delegated to Chema Technology by this authorization letter.

Signature:	/s/ Wen Wei
Name: Wen Wei

Power of Attorney

(English Translation)

Sun Jianchen, a Chinese citizen, ID card number:                      (the “Signatory”), holds 20% of the equity interests (the “Equity”) in Tansuo Jixian Technology (Beijing) Co., Ltd. (the “Company”).

The Signatory hereby, with respect to the Equity, irrevocably authorizes Chema Technology (Beijing) Co., Ltd. (“Chema Technology”), a limited liability company incorporated and existing in accordance with Chinese laws, add.: 931, 9F, 21 Yangfangdian Road, Haidian District, Beijing, to exercise the following rights:

Chema Technology is hereby authorized as the sole agent and authorized person of the Signatory to act on behalf of the Signatory in respect of all matters concerning the Signatory’s Equity, including but not limited to: 1) participating in the Company’s shareholders’ meetings; 2) exercising all shareholders’ rights and voting rights enjoyed by the Signatory in accordance with Chinese laws and the Company’s articles of association, including but not limited to the sale, transfer, pledge or disposition of all of part of the Signatory’s Equity; and 3) designating and appointing on behalf of the Signatory the Company’s legal representative (chairman of the board of directors), directors, supervisors, chief executive officer and other senior executives.

Without limiting the generality of the authority granted hereunder, Chema Technology shall have the power and is authorized in accordance with this Agreement to execute on behalf of the Signatory the transfer contract specified in the Exclusive Call Option Agreement (the Signatory is required to be a party thereto) and perform the terms of the Equity Pledge Agreement and the Exclusive Call Option Agreement to which the Signatory is a party and which are executed on the date of execution hereof.

All acts of Chema Technology in relation to the Signatory’s Equity shall be deemed as the Signatory’s own acts, and all documents executed by Chema Technology in relation to the Signatory’s Equity shall be deemed as executed by the Signatory. The Signatory hereby acknowledges and approves such acts and/or documents of Chema Technology.

Chema Technology may decide at its own discretion to grant authority or transfer its rights in relation to the aforesaid matters to any other personnel or entity without notifying or obtaining the consent of the Signatory in advance.

During the period when the Signatory is a shareholder of the Company, this Agreement and the authorization hereunder shall be irrevocable and remain in force as of the date of execution hereof.

During the term of validity of this authorization letter, the Signatory hereby waives and may not exercise by itself all rights in relation to the Signatory’s Equity which have been delegated to Chema Technology by this authorization letter.

Signature:	/s/ Sun Jianchen
Name: Sun Jianchen

Power of Attorney

(English Translation)

Cheng Congwu, a Chinese citizen, ID card number:                      (the “Signatory”), holds 2.41% of the equity interests (the “Equity”) in Tansuo Jixian Technology (Beijing) Co., Ltd. (the “Company”).

The Signatory hereby, with respect to the Equity, irrevocably authorizes Chema Technology (Beijing) Co., Ltd. (“Chema Technology”), a limited liability company incorporated and existing in accordance with Chinese laws, add.: 931, 9F, 21 Yangfangdian Road, Haidian District, Beijing, to exercise the following rights:

Chema Technology is hereby authorized as the sole agent and authorized person of the Signatory to act on behalf of the Signatory in respect of all matters concerning the Signatory’s Equity, including but not limited to: 1) participating in the Company’s shareholders’ meetings; 2) exercising all shareholders’ rights and voting rights enjoyed by the Signatory in accordance with Chinese laws and the Company’s articles of association, including but not limited to the sale, transfer, pledge or disposition of all of part of the Signatory’s Equity; and 3) designating and appointing on behalf of the Signatory the Company’s legal representative (chairman of the board of directors), directors, supervisors, chief executive officer and other senior executives.

Without limiting the generality of the authority granted hereunder, Chema Technology shall have the power and is authorized in accordance with this Agreement to execute on behalf of the Signatory the transfer contract specified in the Exclusive Call Option Agreement (the Signatory is required to be a party thereto) and perform the terms of the Equity Pledge Agreement and the Exclusive Call Option Agreement to which the Signatory is a party and which are executed on the date of execution hereof.

All acts of Chema Technology in relation to the Signatory’s Equity shall be deemed as the Signatory’s own acts, and all documents executed by Chema Technology in relation to the Signatory’s Equity shall be deemed as executed by the Signatory. The Signatory hereby acknowledges and approves such acts and/or documents of Chema Technology.

Chema Technology may decide at its own discretion to grant authority or transfer its rights in relation to the aforesaid matters to any other personnel or entity without notifying or obtaining the consent of the Signatory in advance.

During the period when the Signatory is a shareholder of the Company, this Agreement and the authorization hereunder shall be irrevocable and remain in force as of the date of execution hereof.

During the term of validity of this authorization letter, the Signatory hereby waives and may not exercise by itself all rights in relation to the Signatory’s Equity which have been delegated to Chema Technology by this authorization letter.

Signature:	/s/ Cheng Congwu
Name: Cheng Congwu